EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-75764, 333-75772, 333-40020, 333-42186 and 333-46096) and on Form S-3 (No. 333-110853) of PFSweb, Inc. of our report dated March 28, 2005, except as to Note 1, which is as of November 30, 2005, relating to the financial statements and financial statement schedule of eCOST.com, Inc., which appears in the Current Report on Form 8-K/A of PFSweb, Inc. dated February 14, 2006.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Los Angeles, California
February 14, 2006